UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HOMETOWN BANKSHARES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of HomeTown Bankshares Corporation (the “Company”):

NOTICE is hereby given that the 2016 Annual Meeting of Shareholders of the Company will be held in Fitzpatrick Hall of The Jefferson Center, 541 Luck Avenue, S.W., Roanoke, Virginia, on May 10, 2016, at 2:00 p.m. for the following purposes:

(1)

election of two Class III directors to the Company’s board of directors, each to serve until the annual meeting of shareholders to be held in 2019 and until his successor is elected and qualified, or until his death, resignation or removal;

(2)	approval of executive compensation in an advisory, non-binding vote;

(3)	ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(4)	transaction of such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 1, 2016, are entitled to notice of and to vote at the meeting, or any adjournments thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted on at the Annual Meeting. Other than the matters referred to in Items 1 through 3 above, the Company has not received notice of other matters that may be properly presented at the Annual Meeting.

To ensure that your shares are represented at the meeting, please complete, sign and date the enclosed proxy card and return it in the postage prepaid return envelope provided. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

William C. Moses
Corporate Secretary

Roanoke, Virginia

April 15, 2016

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:

The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2015 are also available online at www.hometownbank.com.

HOMETOWN BANKSHARES CORPORATION

202 S. Jefferson Street, P. O. Box 271

Roanoke, Virginia 24002

April 15, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of HomeTown Bankshares Corporation (the “Company”) on Tuesday, May 10, 2016, at 2:00 p.m. The Annual Meeting will be held in Fitzpatrick Hall of The Jefferson Center, 541 Luck Avenue, S.W., Roanoke, Virginia. Light refreshments will be served following the meeting.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, including election of directors and a report on the operations of the Company.

Whether or not you plan to attend the Annual Meeting in person, at your earliest convenience please complete, sign and date the enclosed proxy card and return it in the postage prepaid return envelope provided.

Enclosed with the proxy materials is the 2015 Annual Report of the Company.

On behalf of the Company’s board of directors and management, we appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

George B. Cartledge, Jr.

Chairman of the Board

Susan K. Still

President and CEO

HOMETOWN BANKSHARES CORPORATION

202 S. Jefferson Street, P. O. Box 271

Roanoke, Virginia 24002

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

Tuesday, May 10, 2016

Date, Time and Place of Meeting

The board of directors (the “Board”) of HomeTown Bankshares Corporation solicits the enclosed proxy to be used at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held in Fitzpatrick Hall of The Jefferson Center, 541 Luck Avenue, S.W., Roanoke, Virginia, on Tuesday, May 10, 2016, at 2:00 p.m., and at any adjournment thereof.

HomeTown Bankshares Corporation is a bank holding company, and its principal operations are conducted through its wholly-owned subsidiary, HomeTown Bank. References throughout this proxy statement to the “Bank” are references to HomeTown Bank and references to the “Company” are to HomeTown Bankshares Corporation, including its subsidiary, the Bank. The address of the Company’s principal executive offices is 202 S. Jefferson Street, Roanoke, Virginia. This proxy statement and the accompanying proxy card are first being sent or delivered to the Company’s shareholders on or about April 15, 2016.

Internet Availability of Proxy Materials

While the Company is mailing printed proxy materials to its shareholders, in addition, shareholders may access the proxy materials online at www.hometownbank.com.

Record Date; Outstanding Shares; Quorum

Only holders of record of the Company’s common stock, $5.00 par value per share, at the close of business on April 1, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 3,373,259 shares of the Company’s common stock outstanding and entitled to vote. Each of the Company’s shareholders is entitled to one vote for each share of common stock held as of the Record Date. For a period of ten days before the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s principal executive offices.

Pursuant to the Company’s Bylaws, a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A quorum must be present to transact business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the Record Date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Voting of Proxies; Revocation of Proxies; Votes Required

All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions therein contained, if any. In the event that a shareholder returns a signed proxy card on which no directions are specified, such shares will be voted FOR the election of each of the Class III director nominees to the Board (Item 1), FOR the approval of executive compensation in an advisory, non-binding vote (Item 2), and FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm (Item 3). The Board does not know of, and does not intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes), signing and returning the proxy card will confer discretionary authority on the proxies (Danielle H. Yarber and Barton J. Wilner, who have been designated by the Board) to vote all shares covered by the proxy card in their discretion. Any shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, the Corporate Secretary of the Company at 202 S. Jefferson Street, P. O. Box 271, Roanoke, Virginia 24002, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Assuming a quorum is present at the Annual Meeting, for the election of directors (Item 1), in order to be elected each nominee must receive a plurality of votes cast, represented in person or by proxy at the meeting. For the approval of executive compensation in an advisory, non-binding vote (Item 2), and ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm (Item 3), the approval of the affirmative vote of a majority of the votes cast, represented in person or by proxy at the meeting is required.

Effect of Abstentions and Broker Non-Votes

If an executed proxy is returned (i) by the shareholder, and the shareholder has specifically abstained from voting on any proposal, or (ii) by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), the shares represented by such proxy will be considered present at the meeting for purposes of determining whether a quorum exists, but will not be considered to be “votes cast” on such proposal and thus will have no effect on the outcome of such proposal.

Voting by Mail

Shareholders of Record

For shareholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you are encouraged to vote by mailing a completed proxy card. Shareholders who elect to vote by mail should complete, sign and date the enclosed proxy card and return it in the postage prepaid return envelope provided.

For Shares Registered in the Name of a Brokerage Firm, Bank or Other Agent

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials have been forwarded to you by your broker, bank or other agent. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Many banks and brokerage firms have a process for their beneficial holders to provide voting instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage prepaid envelope provided.

Solicitation of Proxies and Expenses

The cost of solicitation of proxies will be borne by the Company. The officers, directors and regular employees of the Company or its subsidiary Bank, HomeTown Bank (the “Bank”), without additional compensation, may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Brokerage houses and other nominees may request that copies of the proxy soliciting material be furnished to them for mailing to the beneficial owners of the stock held of record by such brokerage houses and nominees. The Company may reimburse such beneficial owners for their reasonable expenses for forwarding such materials.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Inspector of Elections and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements, list of exhibits and any exhibit specifically requested, filed with the SEC is available without charge upon written request to the Corporate Secretary at the Company’s principal executive offices.

COMMON STOCK OWNERSHIP

The following table sets forth certain information regarding ownership of the Company’s common stock, $5.00 par value per share as of April 15, 2016 by: each of the Company’s directors; each of the Company’s named executive officers (as determined under the rules and regulations of the SEC); all current executive officers and directors as a group; and any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) which beneficially owned 5% or more of the outstanding shares of the Company’s common stock. As of April 15, 2016, THE BANC FUNDS COMPANY L.L.C. owned 180,618 shares of the Company’s common stock representing approximately a 5.35% ownership interest. In addition, upon conversion of the Company’s Series C Convertible Preferred Shares, the institutional investors listed on page 6 would each hold between 6.85 and 9.60% of the outstanding shares of the Company’s common stock.

The “Percent of class” is calculated based on 3,373,259 shares of the Company’s common stock outstanding on April 1, 2016. In accordance with SEC regulations, we also include shares underlying options that are currently exercisable or will become exercisable and preferred shares subject to conversion into common stock within 60 days of April 15, 2016. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or share of preferred stock for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the persons in this table is: c/o HomeTown Bank, 202 S. Jefferson Street, Roanoke, Virginia 24011.

DIRECTORS, NOMINEES, AND OFFICERS

Name	Number of shares beneficially owned	Percent of class

Nancy Howell Agee (1)	19,160	0.57

George B. Cartledge, Jr. (2)	74,000	2.17

Warner Dalhouse (3)	35,750	1.05

Marc S. Fink (4)	52,000	1.53

Daniel D. Hamrick(5)	24,800	0.73

William R. Rakes (6)	114,374	3.34

Susan K. Still (7)	62,764	1.92

James M. Turner, Jr. (8)	33,550	.99

Charles W. Maness, Jr. (9)	52,248	1.58

William C. Moses (10)	47,485	1.44

All directors and executive officers as a group (11)	516,131	14.04

THE BANC FUNDS COMPANY, L.L.C.	180,618	5.35

INSTITUTIONAL INVESTORS HOLDING CONVERTIBLE PREFERRED STOCK

Name	Address	Number of shares beneficially owned	Percent of class

EJF Capital LLC (12)	2107 Wilson Blvd.	358,400	9.60
	Suite 410
	Arlington, VA 22201

FJ Capital Management,	1313 Dolley Madison Blvd.	342,400	9.22
LLC (13)	Suite 306
	McLean, VA 22101

Wellington Management	280 Congress Street	358,400	9.60
Company, LLP (14)	Boston, MA 02210

Jacobs Asset	11 East 26th Street, Suite 1900	248,000	6.85
Management, LLC (15)	New York, NY 10010

(1)	Includes 50 shares of Series C Convertible Preferred Stock of the Company convertible into 8,000 shares of common stock held jointly with Ms. Agee’s spouse.
(2)	Includes 22,000* shares underlying unexercised options, 100 shares of Series C Convertible Preferred Stock of the Company convertible into 16,000 shares of common stock, 5,500 shares held by Mr. Cartledge’s spouse and 11,000 shares held by Grand Home Furnishings. Mr. Cartledge is chairman of the board of directors and chief executive officer of Grand Home Furnishings.
(3)	Includes 22,000* shares underlying unexercised options.
(4)	Includes 22,000* shares underlying unexercised options and 50 shares of Series C Convertible Preferred Stock of the Company convertible into 8,000 shares of common stock.
(5)	Includes 100 shares of Series C Convertible Preferred Stock of the Company convertible into 16,000 shares of common stock.
(6)	Includes 22,000* shares underlying unexercised options, 5,500 shares held by the estate of Mr. Rakes’ spouse, 14,190 shares by his retirement plan; Includes 100 shares of Series C Convertible Preferred Stock of the Company convertible into 16,000 shares of common stock held by Mr. Rakes and 100 shares of Series C Preferred Stock of the Company convertible into 16,000 shares of common stock held by the estate of Mr. Rakes’ spouse.
(7)	Includes 35,000* shares underlying unexercised options and 25 shares of Series C Convertible Preferred Stock of the Company convertible into 4,000 shares of common stock held jointly with another individual.
(8)	Includes 22,000* shares underlying unexercised options, 5,500 shares held in trust for Mr. Turner’s children and 550 shares held by his spouse.
(9)	Includes 35,000* shares underlying unexercised options and 25 shares of Series C Convertible Preferred Stock of the Company convertible into 4,000 shares of common stock.
(10)	Includes 35,000* shares underlying unexercised options.
(11)	Includes 209,000 shares underlying unexercised options.
(12)	Includes 210 shares of Series C Convertible Preferred Stock of the Company convertible into 33,600 shares of common stock held by EJF Sidecar Fund Series LLC – Series D, 1,611 shares of Series C Convertible Preferred Stock of the Company convertible into 257,760 shares of common stock held by BSOF Master Fund, LP, 154 shares of Series C Convertible Preferred Stock of the Company convertible into 24,640 shares of common stock held by 8267561 Canada Inc, and 201 shares of Series C Convertible Preferred Stock of the Company convertible into 32,160 shares of common stock held by 1907 EJF Fund Ltd, 64 shares of Series C Convertible Preferred Stock of the Company convertible into 10,240 shares of common stock held by Beltway Strategic Opportunities Fund L.P.
(13)	Includes 2,140 shares of Series C Convertible Preferred Stock of the Company convertible into 342,400 shares of common stock held by Bridge Equities III, LLC.
(14)	Includes 273 shares of Series C Convertible Preferred Stock of the Company convertible into 43,680 shares of common stock held by Ithan Creek Investors II USB LLC and 1,967 shares of Series C Convertible Preferred Stock of the Company convertible into 314,720 shares of common stock held by Ithan Creek Investors USB LLC.
(15)	Includes 1,050 shares of Series C Convertible Preferred Stock of the Company convertible into 168,000 shares of common stock held by Jacobs Asset Management, LLC and 500 shares of Series C Convertible Preferred Stock of the Company convertible into 80,000 shares of common stock held by JAM Consolidation Fund, L.P.

*Such shares underlying unexercised options which were issued to certain directors (22,000 shares each) and Executive Officers (33,000 shares each) will expire prior to the Annual Meeting.

ITEM I: ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the members of the Board will be divided into three classes (I, II and III) with each class as nearly equal in number as possible and the term of office of each class to end in successive years. The Company’s bylaws provide that the Board shall consist of a minimum of five and a maximum of fifteen individuals. There are two nominees for election to the Board this year – Susan K. Still and James M. Turner, Jr. Ms. Still and Mr. Turner are presently Class III members of the Board of Directors whose terms expire at the Annual Meeting. The current terms of the Class I and Class II directors expire in 2017 and 2018, respectively. All information as provided about the Class I, II and III directors below is as of April 15, 2016.

In the event a nominee becomes unavailable for election, any proxy voted in his or her favor will be voted for a substitute nominee. However, the Board does not anticipate that any nominee will be unavailable for election, and each has consented to be named and to serve if elected.

There are no family relationships between any of the Company’s directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR CLASS III DIRECTOR.

Nominees for Class III Directors (for terms to expire at the 2019 annual meeting)

Susan K. Still, 62, has served as a director of the Company since its formation in December 2008 when she was named President and CEO. In May 2008, she was named President, CEO and a director of HomeTown Bank. She was employed by HomeTown Bank as its Chief Lending Officer from November 2005 to May 2008. Prior to joining HomeTown Bank, she was a commercial lender for SunTrust Bank, and before that, for Dominion Bank (later Wachovia). Ms. Still serves on a number of community boards, and she also serves on the board of directors of the Virginia Bankers Association and on the American Bankers Association Community Bankers Council.   Effective January 1, 2016, Ms. Still was elected to serve as a Director of the Federal Reserve Bank of Richmond. She is a graduate of Virginia Tech and the University of Virginia School of Bank Management.   Ms. Still brings to the Board more than 30 years of banking experience in the Bank’s market area. Her thorough understanding of the Company and the Bank, and her competence at her job, make her an asset to the Board.

James M. Turner, Jr., 71, has served as a director of the Company since its formation in December 2008 and as a director of HomeTown Bank since its formation in November 2004. He received his undergraduate and law degrees from Washington and Lee University. Mr. Turner practiced law for four years before he joined J.M. Turner & Company, Inc., a Roanoke, Virginia based construction company. He served as Chairman and Chief Executive Officer of the company at the time of his recent retirement. He has been very active in community and civic affairs, including serving as chairman of the Roanoke City School Board and the boards of several other community entities. Mr. Turner’s management and business experience and connections to and understanding of the Bank’s market area qualify him to serve on the Board.

Continuing Class I Directors (whose terms expire at the 2017 annual meeting)

George B. Cartledge, Jr., 74, has served as a director of the Company since its formation in December 2008 and as a director of HomeTown Bank since its formation in November 2004. Mr. Cartledge serves as Chairman of the Boards of the Company and the Bank. He has served as chairman of the board of directors and chief executive officer of Grand Home Furnishings, one of the largest furniture chains in the Southern United States based on the volume of furniture sold. Mr. Cartledge previously served on the board of First Federal Savings and Loan and Dominion Bank. He serves on a number of civic and not-for-profit boards. He is a graduate of Hampden Sydney College and is a Trustee Emeritus of his alma mater. Mr. Cartledge brings to the Board his executive leadership experience, including his experience in running a successful company based in the Bank’s market area.

Warner Dalhouse, 81, has served as a director of the Company since its formation in December 2008 and as a director of HomeTown Bank since its formation in November 2004. Mr. Dalhouse is retired, and for the past five years has served on public and private company boards of directors. Prior to retiring, Mr. Dalhouse served as chairman of the board of directors and chief executive officer of Dominion Bankshares Corporation and chairman of the board of directors and chief executive officer of First Union National Bank of Virginia. Mr. Dalhouse serves on the board of directors of Luna Innovations, Inc., a company that develops and manufactures measurement, sensing, and instrumentation products. Mr. Dalhouse also serves on a number of civic and not-for-profit organizations. He is a graduate of the University of Virginia and has served on its Board of Visitors. He is also a graduate of the Stonier School of Banking of Rutgers University. Mr. Dalhouse brings to the Board his many years of experience in the banking industry and his experience in serving on boards of directors of public banks and other SEC reporting companies.

Marc S. Fink, 55, has served as a director of HomeTown Bank since its formation in November 2004. He currently serves as Chairman of the Bank’s Investment / ALCO Committee. Mr. Fink is a third-generation owner, president and chief executive officer of Fink’s, Inc., a chain of fine jewelry stores located in Virginia and North Carolina. He received a B.S. in Business Management from the University of Alabama and attended the Gemological Institute of America, in California where he received a Graduate Gemological Degree. Mr. Fink has served on many civic and not-for-profit boards. Mr. Fink brings to the Board his considerable experience in operating a successful company in the Bank’s market area.

Continuing Class II Directors (whose terms expire at the 2018 annual meeting)

Nancy Howell Agee, 63, has served as a director of the Company since June 2011. Ms. Agee became president and chief executive officer of Carilion Clinic on July 1, 2011. Carilion Clinic is a not-for-profit health care organization serving patients in Virginia through hospitals, outpatient specialty centers and advance primary care practices. Ms. Agee had served as president and chief operating officer of Carilion Clinic since 2010, was executive vice president and chief operating officer from 2007 to 2010 and served as executive vice president and chief operating officer from 2001 to 2007. Ms. Agee graduated with honors from the University of Virginia and Emory University. She serves on the board of directors of RGC Resources, Inc., a publicly traded company listed on the NASDAQ Global Market that distributes and sells natural gas to residential, commercial and industrial customers in Roanoke, Virginia and surrounding localities. Ms. Agee brings to the Board her visionary leadership abilities, more than 30 years of service in the Bank’s market area and her knowledge and experience in the areas of health care, finance and management.

Daniel D. Hamr ick, 69, has served as a director of the Company since its formation in December 2008 and as a director of HomeTown Bank since May 2008. Mr. Hamrick is engaged in the private practice of law in Christiansburg, Virginia. He graduated from Virginia Tech with a degree in accounting after which he earned the Certified Public Accountant designation and practiced accounting for three and a half years. He graduated from the University of Richmond School of Law. Prior to completing college, Mr. Hamrick served in the United States Army as a helicopter pilot in Vietnam and among other commendations, was awarded the Purple Heart. Mr. Hamrick served on the boards of directors of FNB Corporation and First National Bank of Christiansburg before they were merged into Virginia Financial Corporation, which changed its name to StellarOne Corporation in early 2008 before its sale to Union Bank & Trust. Mr. Hamrick’s legal expertise and competence in accounting and financial matters, and his experience in serving on boards of directors for other banks qualify him to serve on the Board.

William R. Rakes, 77, has served as a director of the Company since its formation in December 2008 and as a director of HomeTown Bank since its formation in November 2004. He is a partner in the full service law firm of Gentry Locke Attorneys in Roanoke, Virginia, where he served as managing partner for more than 20 years. Mr. Rakes has represented banks and bank holding companies for more than 35 years and has served on the board of directors of Colonial American Bankshares Corporation. He received his undergraduate and law degrees from the University of Virginia. Mr. Rakes has served as President of the Virginia State Bar and on the Board of Governors of the American Bar Association. He has also served on the boards and as President of civic and not-for-profit organizations. Mr. Rakes brings to the Board his thorough knowledge of the Company’s business, strategy, people, operations, competition and financial position. Mr. Rakes provides recognized leadership and vision in the Bank’s market along with a strong network of customer, industry and community relationships.

DIRECTORS MEETINGS, COMMITTEES AND FEES, LEADERSHIP STRUCTURE, OVERSIGHT OF RISK AND COMMUNICATIONS WITH DIRECTORS

Directors Meetings

The Board held 5 meetings during fiscal year 2015. Each incumbent director attended at least 75 percent of the aggregate number of meetings held by the Board and meetings of committees on which such director served. The Bank’s board of directors held 12 meetings during fiscal year 2015.

Committees and Fees - Director Compensation

Effective January 1, 2012, the Board adopted a compensation plan for its non-employee members. Under the plan, non-employee members of the Board and non-employee members of the Bank’s board of directors received a quarterly retainer of $1,000, and the chairman of the Board and the Bank’s board of directors received a quarterly retainer of $2,000. Directors also received $500 for attendance at each meeting of the Board or meeting of the Bank’s board of directors and $250 for attendance at each meeting of a committee of the Board or a committee of the Bank’s board of directors.

2015 Director Compensation Table1

Name[2]	Fees Paid in Cash

Nancy Howell Agee	$14,000
George B. Cartledge, Jr.	19,000
Warner Dalhouse	17,250
Marc S. Fink	17,500
Daniel D. Hamrick	18,000
William R. Rakes	17,000
James M. Turner, Jr.	20,000

1 All director compensation was paid in cash in accord with the description of Director Compensation in the narrative above under the 2012 compensation plan. The amounts shown include fees for service on the Bank board as well as the Company board.

2 This table includes only those directors who served as directors of the Company during 2015. Susan K. Still is not included in this table because, as an employee of the Company, she received no compensation for her service as a director. The compensation received by Ms. Still as an employee of the Corporation is shown in the Summary Compensation Table on page 22.

Leadership Structure

HomeTown Bankshares Corporation and HomeTown Bank have each adopted a policy that the positions of chairman of the Board and the president and chief executive officer will not be held by the same person. The Boards believe there is an inherent conflict in having both positions occupied by one individual. The principal role of the president and chief executive officer is to manage the business of the Company in a safe, sound and profitable manner. The role of the Board, including its chairman, is to provide independent oversight of the president and chief executive officer and to oversee the business and affairs of the Company for the benefit of its shareholders, and to balance the interests of HomeTown Bankshares Corporation’s diverse constituencies, including shareholders, customers, employees, and communities.

Oversight of Risk

The Board and the Bank’s board of directors fulfill their responsibility to oversee the Company’s risk management process through oversight and monitoring of the Company’s risk management framework. The Company’s management of risk is an enterprise-wide initiative involving the Company’s Audit Committee, risk manager, compliance officer, internal accountants, and other members of senior management. The Board delegates primary responsibility for oversight and monitoring of risk management to the Audit Committee, which provides regular reports on the status of reputational risk, liquidity risk, operational risk, and overall risk management to the Board.

The Audit Committee works closely with the Company’s risk manager. In 2010, the Company hired an outside certified public accountant to act as the Company’s risk manager. The risk manager is responsible for managing the overall risk profile of the Company and the Bank. The risk manager makes recommendations to the Company’s senior management to assist them in setting the Company’s overall risk management policies and strategies. The risk manager reports directly to and attends all meetings of the Audit Committee.

The risk manager is also a member of the management Asset/Liability Committee (ALCO), which is comprised of senior members of the Company’s management team. The ALCO team meets on a monthly basis to monitor and review the Company’s enterprise risk management framework, including the significant policies, procedures and practices employed to manage reputational risk, market risk and operational risk. The ALCO team also reviews and discusses with management and the Audit Committee matters related to legal, regulatory and compliance risk. The risk manager acts as a liaison between management and the Audit Committee, keeping the Board fully informed of all material aspects of the Company’s risk management.

Audit Committee Matters

The Board and the Bank’s board of directors have appointed a joint Audit Committee consisting of the following independent directors: Daniel D. Hamrick (Chairman), Victor F. Foti (a member of the Bank’s board of directors), William R. Rakes, Shirley J. Martin (a member of the Bank’s board of directors), David D. Willis (a member of the Bank’s board of directors) and Danielle H. Yarber (a member of the Bank’s board of directors). The Audit Committee, which met 5 times during 2015, is responsible for reviewing the financial records and reports of the Company and the Bank.

The Audit Committee is responsible for providing independent, objective oversight of the Company’s and the Bank’s accounting functions and internal controls. Each member of the Audit Committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. The Audit Committee acts under a written Charter adopted and approved by the Board and the Bank’s board of directors. The Audit Committee Charter is available at the Investor Relations section of the Company’s website www.hometownbank.com. A hard copy may be obtained, without charge, upon written request to the Corporate Secretary at the Company’s principal executive offices.

The responsibilities of the Audit Committee include appointing, compensating and overseeing the firm to be engaged as the Company’s independent registered public accounting firm. Additionally, and as appropriate, the Audit Committee reviews, evaluates, and discusses and consults with management, internal audit personnel and the independent accountants regarding, the following:

•	the plan for, and independent accountants’ report on, each audit of the Company’s financial statements;
•	the financial disclosure documents, including all financial statements and reports filed with the SEC, or sent to shareholders;
•	changes in accounting practices, principles, controls or methodologies, or in financial statements;
•	significant developments in accounting rules;
•	the adequacy of internal accounting controls, and accounting, financial and auditing personnel; and
•	the establishment and maintenance of an environment at the Company and at the Bank that promotes ethical behavior.

Audit Committee Financial Expert

The Sarbanes-Oxley Act of 2002 and SEC rules require public companies to disclose whether they have at least one “audit committee financial expert” serving on their audit committee. The Board and the Bank’s board of directors have each determined that Daniel D. Hamrick, the Chairman of the Audit Committee, qualifies as an audit committee financial expert. Mr. Hamrick has also been determined to be an “independent” director under the current NASDAQ Stock Market and SEC rules and regulations.

Corporate Governance Matters

The Boards of Directors of the Company and the Bank have appointed a joint Corporate Governance Committee (the “Committee”) consisting of the following independent directors: Messrs. Cartledge, Dalhouse, Hamrick, Rakes(Chairman), Turner and Danielle H. Yarber (a member of the Bank’s board of directors). Each member of the Corporate Governance Committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. The Corporate Governance Committee acts under a written Charter adopted and approved by the Board and the Bank’s board of directors. The Corporate Governance Committee Charter is available at the Investor Relations section of the Company’s website www.hometownbank.com. A hard copy may be obtained, free of charge, upon written request to the Corporate Secretary at the Company’s principal executive offices.

The responsibilities of the Corporate Governance Committee, which met 4 times during 2015, include (a) performing the roles and responsibilities typically handled by a nominations committee of a board of directors; (b) performing the roles and responsibilities typically handled by a compensation committee of a board of directors; and (c) performing such other duties and responsibilities relating to governance of the Company and the Bank as are described in the Charter or as are assigned to it by the Boards. The Board believes that it is appropriate not to have separate nominating and compensation committees as the Corporate Governance Committee, which is comprised solely of independent directors, is capable of handling both roles, and has successfully handled both roles for several years.

Director Nominations

The Corporate Governance Committee is expected to identify, evaluate and recommend nominees to the Board as well as evaluate the composition, organization and governance of the Board and its committees and to develop and recommend corporate governance principles and policies. The Committee also supervises the Board’s annual review of director independence and the Board’s performance self- evaluations. The Company and the Bank believe it to be beneficial for the Board and the Bank’s board of directors to be comprised of individuals with the types of expertise and scope currently represented on the respective boards. The Corporate Governance Committee believes it is positioned to identify such individuals who should continue to serve or who may be appropriate to add to the Board when terms expire or vacancies otherwise arise. Members of the Corporate Governance Committee use their professional contacts to identify nominees. In considering potential director nominees, the Corporate Governance Committee considers share ownership, business experience and expertise, character, and particular goals and needs of the Company and the Bank. Additional competencies or characteristics considered in evaluating potential nominees include educational background, business and community leadership, and other board service experience.

Diversity

While the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board understands that diversity is an important consideration. The Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. The Committee believes that diversity includes such items as differences of viewpoint, professional experience, education, and skill-set, as well as race, gender and national origin.

Decision-making on Executive Compensation

The Corporate Governance Committee is responsible for determining or recommending to the Board salaries, incentives and other forms of compensation for executive officers and other employees and administers various incentive compensation and benefit plans. The Company’s chief executive officer makes recommendations to the Committee regarding the compensation of the Company’s executive officers and participates in the discussions of executive compensation other than the Committee’s decision-making processes with respect to the chief executive officer’s compensation. Neither the Board, the Corporate Governance Committee nor the Company’s management employed any third party consultants to assist in determining or recommending the amount or form of executive and director compensation during 2015.

Code of Ethics

The Company has adopted a Code of Ethics for its directors and executive officers. The Code is intended to comply with Section 406 of the Sarbanes-Oxley Act of 2002, and to serve as the code of conduct for directors required by the listing requirements of The NASDAQ Stock Exchange. The Code of Ethics is available at the Investor Relations section of the Company’s website at www.hometownbank.com. A hard copy may be obtained, free of charge, upon written request to the Corporate Secretary at the Company’s principal executive offices.

Complaint and Reporting Procedures

The Company has adopted “whistleblower” procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, auditing, legal and regulatory matters. The procedures also make provision for the confidential, anonymous submission of complaints, reports or concerns regarding accounting or compliance matters. The procedures incorporate the Company’s policy that it will not discriminate against or take any negative action with respect to any employee with respect to the good faith reporting of complaints, reports or concerns, or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Director Independence

The Board has determined that other than Susan K. Still, who serves as the Company’s chief executive officer, each other member of the Board is “independent” under the criteria for director independence established by the NASDAQ Stock Market and SEC rules and regulations. The NASDAQ criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by the Company, or he or she is an executive officer of an entity where at any time during the past three years an executive officer of the Company serves on the compensation committee of its board of directors.

All members of each of the Company’s Audit, Compensation, and Governance committees are independent directors. In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

In making the independence determinations for the non-employee directors, the Board considered that William R. Rakes, a director and general counsel of the Company and the Bank, is a partner at the law firm of Gentry Locke Attorneys, which provides legal services to the Company and the Bank. Mr. Rakes and his firm have been approved by the Board as legal counsel for the Company and the Bank and all statements for services rendered and expenses incurred are approved by the Executive Committee of the Bank or the Board, upon the recommendation of the Company’s chief executive officer. Mr. Rakes does not participate in consideration of such approval by the Executive Committee or the Board. The Board, without the participation of Mr. Rakes, determined that this relationship would not interfere with the exercise of independent judgment by Mr. Rakes in carrying out his responsibilities as a director and that the amounts of payments made between the Company and Gentry Locke Attorneys in each of the past three fiscal years did not exceed the threshold amounts listed in the objective standards for director independence under NASDAQ rules.

Communications with Directors

The Board has adopted a policy with respect to shareholder communications. Shareholders are encouraged to communicate with the Board, or with individual directors, regarding their concerns, complaints, and other matters pertinent to the Company’s business. Shareholders should send their communication in writing to the Corporate Secretary, indicating whether it is intended for the Board as a whole, for the chairman of a committee, or for one or more individual members of the Board. Communications will be reviewed by the Corporate Secretary, who has the authority to disregard any communications that are inappropriate or irrelevant to the Company and its operations prior to forwarding such communications to the relevant directors. Communications that are directed to the Board or individual directors, but that involve specific complaints from a customer of the Bank relating to the customer’s deposit, loan or other financial relationship, will be forwarded to the head of the department of the Bank that is most closely related to the subject of the communication, with a copy to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Attendance by directors at annual meetings of the Company’s shareholders benefits the Company by giving directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and by giving those shareholders access to the Company’s directors that they may not have at any other time during the year. The Board recognizes that it will not always be possible for every director to be in attendance at annual meetings; however, it is the policy of the Board that directors of the Company and the Bank are strongly encouraged to attend each annual meeting of shareholders. All members of the Board except Mr. Fink attended the 2015 annual meeting of shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Corporation’s directors and certain of its executive officers are required to report their beneficial ownership of HTB Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC, and the Corporation is required to report in this Proxy Statement any failure to file by the established dates that occurred in 2015. For 2015, to the best of the Corporation’s knowledge, all of the filing requirements were satisfied by the Corporation’s directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended. In making this statement, the Corporation has relied on the representations of its directors and executive officers subject to Section 16 and copies of the reports that have been filed with the SEC.

EXECUTIVE COMPENSATION

The Corporate Governance Committee oversees the Company’s compensation plans and policies, approves the compensation of the executive officers and administers the stock compensation plans. The Corporate Governance Committee’s basic responsibilities related to compensation matters are to review the performance of management of the Company in achieving corporate goals and objectives and to ensure that the executive officers are compensated effectively in a manner consistent with the Company’s strategy and competitive practices, including in achievement of individual and enterprise-wide goals. This summary of the Company’s executive compensation contains a discussion of the compensation approved by the Corporate Governance Committee and earned by or paid to the “named executive officers” for 2015 – Susan K. Still, President and Chief Executive Officer; Charles W. Maness, Jr., Executive Vice President and Chief Financial Officer and William C. Moses, Executive Vice President and Chief Credit Officer.

Objectives of the Company’s Compensation Programs

The primary objective of the Company’s compensation programs is to provide competitive compensation to attract, retain and motivate qualified employees who will contribute to the long-term success of the Company and the Bank. In furtherance of this objective, the Company regularly evaluates the compensation provided to its executive officers to endeavor to ensure that it remains competitive in relation to the compensation paid to similarly situated executive officers at other financial institutions of comparable size and performance. In addition, the Company endeavors to ensure that the compensation provided to its executive officers is internally equitable based upon the skill requirements and responsibilities associated with each executive position.

What the Company’s Compensation Programs are Designed to Reward

The Company’s compensation programs are designed to reward each executive officer’s job performance and contributions to the Company. These factors are generally determined based on objective performance by the named executive officers in achieving performance targets set at the beginning of the year by the Corporate Governance Committee, and otherwise in the subjective judgment of the Corporate Governance Committee. In making compensation decisions, the Committee places significant emphasis on the performance of the Company as compared to internal business plans and performance at peer financial institutions. With the benefit of performance reviews and salary recommendations by the Company’s chief executive officer, the Committee recommends the compensation for the named executive officers to the independent members of the Board for final approval.

How Executive Compensation is Determined

The Corporate Governance Committee annually reviews the compensation and performance of each executive officer. The Committee sets goals for each named executive officer at the beginning of each year, and makes recommended compensation adjustments or modifications in its discretion. In setting salaries and incentive compensation plan targets for the executive officers and other employees, the Corporate Governance Committee and the Chief Executive Officer (except with respect to herself) establish appropriate compensation levels, primarily based on publicly available market data regarding compensation paid to similarly situated executive officers and employees. This data is obtained through the salary survey of the Virginia Bankers’ Association, the salary survey of the American Bankers’ Association and based on the opinions of members of the Board, members of the Bank’s board of directors and the Chief Executive Officer as to going rates for similarly situated executive officers and employees at other banks in the Company’s market. Based on the surveys referred to above, and the opinions of the members of the Board and members of the Bank’s board of directors, the Corporate Governance Committee believes that its executive officer compensation for 2015 is competitive with the compensation provided by other financial institutions with which the Company competes for executive talent.

Components of 2015 Executive Compensation

The general components of annual compensation that the Company and the Bank provided to executive officers in 2015 consisted of 1) base salary; 2) incentive compensation plan; 3) retirement, insurance, health benefits and club dues; and 4) stock options.

Base Salary

Base salary represents the primary component of annual compensation paid to the named executive officers. When recommending an executive officer’s salary, the Corporate Governance Committee primarily considers the objective criteria in the surveys described above, and objective and subjective criteria related to the executive officer’s job performance and contribution to Company goals. As discussed above, these factors were determined in the discretion of the Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for the other named executive officers. The Corporate Governance Committee also considers local and national economic conditions as well as future business prospects of the Company and the Bank in setting base salary levels.

Incentive Compensation Plan

At the beginning of 2015, the Corporate Governance Committee, in collaboration with senior management, established an incentive compensation plan for the named executive officers. Pursuant to the plan, the named executive officers were eligible to receive a bonus equal to up to a maximum of 30% of such officer’s salary for 2015 if certain performance targets were met, including the following enterprise-wide goals: budgeted profitability, overall bank performance compared to peers; regulatory performance, net interest margin, non interest income, ratio of net charge-offs and OREO write-downs, and reduction in OREO balances. Each performance target was assigned a weight, so that if each of the seven targets was hit, the named executive officer would receive the full 30% payout. For 2015, the Corporate Governance Committee determined that the named executive officers met the performance targets weighted at 85% of the full potential bonus payouts.

The bonus payouts for 2015 were made half in cash and half in restricted stock under the Restricted Stock Plan. The value of the bonuses is reflected in the Summary Compensation Table on page 22. Susan K. Still received 3,373 shares; Charles W. Maness, Jr. received 2,023 shares and William C. Moses received 1,753 shares, all valued at $9.45 per share, which was the closing price on February 25, 2016.

Retirement, Insurance, Health Benefits and Club Dues

All full-time employees, including the named executive officers, are eligible to participate in the Bank’s 401(k) Profit Sharing Plan. For each executive officer or other employee who participates in the 401(k) Profit Sharing Plan, the Bank matches 100% of contributions up to 3% and 50% for the next 3% of the participant’s annual compensation.

Group term life insurance is provided in an amount equal to two times annual salary. The Bank also provides certain executive officers with club dues and other benefits that the Committee believes are reasonable to enable the Bank to attract and retain qualified executive officers and to promote business development activities by the executive officers in the communities served by the Bank. The Committee believes that these perquisites and other benefits are reasonable in amount and consistent with those provided by similarly situated financial institutions in the Bank’s market area.

The executive officers of the Bank are also eligible to participate in all of the employee benefit plans, such as medical, dental, group term life insurance, and disability insurance, which are generally available to all employees of the Bank on a non-discriminatory basis.

Supplemental Executive Retirement Plan

On October 1 of 2013, the Company instituted a Supplemental Executive Retirement Plan (the “SERP”) for the Chief Executive Officer and the Chief Financial Officer of the Bank, to assist with the objective of recruiting and retaining executive talent by providing an additional retirement incentive (above the 401(k) plan available to all employees) in exchange for continued employment until retirement age. Participation is only through selection by and approval of the Board. The SERP is designed to provide minimum lifetime payments equal to 20% of a participant’s average annual compensation for the five years immediately prior to retirement. There is an incentive formula which provides for payment of up to an additional 20% of a participant’s average annual compensation for the five years immediately prior to retirement if targets set by the Board are met. The SERP contains provisions for disability and survivor benefits, a benefits vesting schedule based on age attained and automatic full vesting in the event of a change in control of the Company. The funding mechanism for the plan is Company-owned insurance policies on the lives of the plan participants and, because of the tax advantages of the life insurance policies, the SERP is designed to be profit-neutral to the Company over the long term.

In 2014, the Board of Directors approved the addition of four employees of the Bank to participate in the SERP.

Stock Options

The Board believes that the long-term interests of the Company are advanced by aligning the interests of the Company’s executive officers and employees with the interests of the Company’s shareholders. Accordingly, the Company maintains its 2005 Stock Option Plan, which was approved by shareholders at the 2006 annual meeting of shareholders. As of April 15, 2016, 440 shares remain available for future issuance under the 2005 Stock Option Plan. The Bank currently has no plans to request that the shareholders approve either (a) an amendment to the Plan to increase the number of authorized shares; or( b) to approve a new stock option plan. On December 18, 2014, stock options were granted to each of the named executive officers representing 10,000 shares to each named executive officer at an exercise price of $6.90 per share. The options are exercisable over a ten year period and vest ratably 20% per year over a five year period.

Employment Agreements

Susan K. Still. Ms. Still is employed as President and Chief Executive Officer of the Company and the Bank pursuant to an employment agreement effective as of March 1, 2006, as amended May 22, 2008. Under the agreement, she has the duties and responsibilities generally performed by the president and chief executive officer of a community, commercial bank. The agreement has a three-year term with an automatic extension each year of one additional year unless either party gives notice at least 90 days prior to the date of extension that the employment agreement shall not be extended. The employment agreement provides for a base salary level that may be increased (but not decreased) by the Board pursuant to an annual evaluation, as well as group benefits to the extent provided to other executive officers.

In addition to the base salary, Ms. Still’s employment agreement provides for, among other things, participation in stock option plans and other employee benefits applicable to executive management. Under the terms of her agreement, if the Company and the Bank terminate her employment for “cause,” as defined the agreement, or if she terminates her employment for any reason, or if her employment is terminated on account of her death, Ms. Still will be paid her full base salary through the date of termination at the rate in effect at the time of notice of termination from the Company and Bank. Upon the termination of Ms. Still’s employment by the Company and the Bank “without cause,” as defined in her agreement, Ms. Still will receive a lump sum payment equal to (a) the total base salary that she would have earned had she continued in employment with the Company or Bank through the remaining term of employment, without reference to her termination, such base salary to be at the rate in effect, without reference to her termination, at the time a notice of termination is given by the Company and the Bank, and (b) the present value of the Company and Bank’s cost of all welfare, pension and other benefits then being provided to her calculated as if she had continued in employment with the Company and Bank through the remaining term of employment as then in effect with the same benefits at the same cost to the Company and Bank. In the event of any termination of Ms. Still’s employment for any other reason, she shall be entitled to no compensation or other benefits whatsoever beyond the date of termination except such benefits as may be required by COBRA or other applicable law.

Ms. Still’s employment agreement also contains change-in-control provisions entitling Ms. Still to certain benefits in the event her employment is terminated by either employer or employee within six months of a change-in-control as defined in the employment agreement. If a change-in-control followed by such termination occurs, Ms. Still will receive at her option, either a lump sum payment equal to her then annual base salary, reduced to present value, or monthly payments for a period of thirty-six months less one day. During such period, she will continue to be provided insurance benefits (medical, accident and life) on the terms and at levels substantially the same as those existing on the day prior to the date of termination.

Ms. Still’s employment agreement sets forth certain confidentiality provisions as well as a covenant not to compete. If Ms. Still’s employment is terminated without cause and she is paid the benefits to which she is entitled under the agreement or it is terminated for cause, or she resigns her position with the Company and the Bank, Ms. Still agrees that for a period of two years from the date her employment is terminated, she will not, without the prior express written consent of the chairman of the Board, become affiliated within a 40-mile radius of the main office of the Bank as an officer, employee, agent, partner, director, consultant or substantial shareholder (more than 5%) of any entity engaged in the commercial or retail banking, lending or leasing business, or become involved in the process of formation of any entity to engage in the banking business.

Charles W. Maness, Jr. Mr. Maness, Executive Vice President and Chief Financial Officer, is employed by the Company pursuant to an employment agreement effective as of May 1, 2006. Mr. Maness’ employment agreement is substantially similar to the agreement between the Company and Ms. Still, including the definitions of “cause” and “without cause” and the change-in-control provisions, which entitle Mr. Maness to certain benefits in the event his employment is terminated by either employer or employee for “cause” or “without cause” or within six months of a change-in-control as defined in the employment agreements. If a change-in-control followed by such termination occurs, Mr. Maness will receive at his option, either a lump sum payment equal to his then annual base salary, reduced to present value, or monthly payments for a period of thirty-six months less one day. During such period, Mr. Maness will continue to receive insurance benefits (medical, accident and life) on the terms and at levels substantially the same as those existing on the day prior to the date of termination.

Change in Control Agreements

In 2015, the Company approved the participation of eight employees of the Company in Change in Control Agreements. Under these Change in Control Agreements, the employees would be entitled to certain benefits in the event such employee’s employment is terminated by the Company without “Cause” (as such term is defined in the Change in Control Agreement) within three years of a “Change in Control Event” (as such term is defined in the Change in Control Agreement). For four of the total number of employees offered a Change in Control Agreement, if a Change in Control Event followed by such termination occurs, the employees will receive the lesser of (i) the employee’s annual base salary for the calendar year preceding the year in which the termination occurs or the base salary for the calendar year in which the termination occurs, whichever is greater, or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Internal Revenue Code Section 401(a)(17) for the year in which the termination occurs. If the employee is terminated for “Cause,” such employee will not be entitled to payments under the Change in Control Agreement.

The remaining four employees of the Company offered a Change in Control Agreement will receive, if a Change in Control Event followed by such termination occurs, the lesser of (i) one and one half times (1.5x) the employee’s annual base salary for the calendar year preceding the year in which the termination occurs or the base salary for the calendar year in which the termination occurs, whichever is greater, or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Internal Revenue Code Section 401(a)(17) for the year in which the termination occurs. Further, these employees are subject to non-solicitation restrictions contained in their individual Change in Control Agreement. Under these non-solicitation restrictions, the employee may not unfairly compete with the Company by attempting to disrupt business relationships with Company or Bank customers or prospects for a period of 12 months following such employee’s termination from employment.

Say-on-Pay

Since 2009, the Company has provided an annual say-on- pay advisory vote regarding executive compensation, which the Company’s shareholders have approved each year. In 2015, 92.8% of the votes cast were in favor of the Company’s executive compensation. The Company believes this strong support indicates that its shareholders support the Company’s compensation policies and programs. The Company continues to provide a say-on-pay advisory vote under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Rules of the SEC and those promulgated under the Dodd-Frank Act require a say-on-pay vote on a periodic basis and the Company has decided to do so on an annual basis.

Summary Compensation Table

The following table sets forth the compensation earned by the named executive officers for services rendered in all capacities to the Company and the Bank for each of the last three fiscal years during which such individuals were designated as named executive officers.

Name and Principal Position	Year	Salary	Bonus*	Non Equity Incentive Plan Compensation*	Stock Awards* (1)	Option Awards(3)	All Other Compensation (2)	Total

Susan K. Still	2015	$246,500	$63,750	$31,875	$31,875	$-	$22,333	$332,583
President,	2014	227,833	41,220	20,610	20,610	22,900	23,948	315,901
Chief Executive Officer	2013	220,000	66,600	33,300	33,300	-	18,495	305,095

William C. Moses	2015	129,000	33,132	16,566	16,566	-	14,329	176.461
Executive Vice President,	2014	123,333	22,320	11,160	11,160	22,900	15,704	184.257
Chief Credit Officer	2013	119,400	36,000	18,000	18,000	-	13,036	168,436

Charles W. Maness, Jr.	2015	147,833	38,234	19,117	19,117	-	15,302	201,369
Executive Vice President,	2014	136,333	24,660	12,330	12,330	22,900	16,441	200,334
Chief Financial Officer	2013	131,833	39,900	19,950	19,950	-	13,665	185,398

(*)

  Each executive officer elected to receive 2015, 2014 and 2013 bonus compensation half in cash and half in restricted stock. See the “Executive Compensation — Incentive Compensation Plan” section of this Proxy Statement for further information. The amount set forth in the column entitled “Bonus” represents the total value of all cash and restricted stock bonus compensation awarded to the executive officers. The amounts set forth in the columns entitled “Non -Equity Incentive Plan Compensation” and “Stock Awards” represent the amount of bonus compensation received by the executive officer in cash and in restricted stock respectively.

(1)

Amounts shown in this column do not reflect dollar amounts actually received by the officer. Instead, these amounts reflect the aggregate full grant date fair value of restricted stock awards earned during the given year for performance levels achieved under the Company’s incentive compensation plans and granted in the quarter following when the compensation was earned, calculated in accordance with FASB ASC Topic 718 and disregarding the estimate of forfeitures related to service-based vesting conditions. See the “Executive Compensation — Incentive Compensation Plan” section of this Proxy Statement for further information on these grants. See Note 13 — Stock Based Compensation — in the notes to consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of the assumptions related to the calculation of restricted stock award values.

(2)	The amounts in this column consist of matching contributions made under the Bank’s 401K plan, life, health, and long-term disability insurance premiums, parking and for Ms. Still, club dues.

(3)

Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718.     See Note 13 – Stock Based Compensation – in the notes to consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of the assumptions related to the calculation of the fair value of option awards.

Outstanding Equity Awards at Fiscal Year End

The following table indicates outstanding equity awards held by the named executive officers as of December 31, 2015. In 2010, the Company declared a stock split, whereby each shareholder received one additional share for each ten shares owned. All applicable share amounts have been retroactively adjusted to reflect this stock split. While each named executive officer received a grant of restricted stock for performance during 2015, such awards were not awarded until the first quarter of 2016 and so those awards are not disclosed in this table.

		Option Awards			Stock Awards
		Number of
		Securities			Number of	Value of
		Underlying	Option	Option	Shares of	Shares of
		Unexercised	Exercise	Expiration	Stock that have	Stock that have
Name	Grant Date	Options (1)	Price (2)	Date	not Vested (3)	not Vested (3)

Susan K. Still	4/19/2006	33,000	$10.00	4/19/2016
	12/18/2014	10,000	6.90	12/18/2024
	2/23/2012				2,572	$23,148
	2/28/2013				1,422	12,798
	2/27/2014				4,262	38,358
	2/25/2015				3,373	30,357

William C. Moses	4/19/2006	33,000	10.00	4/19/2016
	12/18/2014	10,000	6.90	12/18/2024
	2/23/2012				1,453	13,077
	2/28/2013				788	7,095
	2/27/2014				2,304	20,736
	2/25/2015				1,753	15,777

Charles W. Maness, Jr.	4/30/2006	33,000	10.00	4/30/2016
	12/18/2014	10,000	6.90	12/18/2024
	2/23/2012				1,479	13,311
	2/28/2013				853	7,677
	2/27/2014				2,554	22,986
	2/25/2015				2,023	18,207

(1)

The options awarded to the named executive officers in 2006 were vested and exercisable as of December 31, 2006 and options awarded in 2014 were 20% vested and exercisable as of December 31, 2015. No stock options have been exercised by any of the named executive officers.

(2)	Stock options were awarded at the fair market value of the shares of common stock at the date of award.
(3)

The restricted stock awards granted in 2012, 2013, 2014 and 2015 vest ratably (20% per year) over five years beginning February 23, 2013, February 28, 2014, February 27, 2015 and February 25, 2016 respectively.

(4)

The market value of the restricted stock that has not yet vested is calculated by multiplying the number of shares that have not vested by the closing price of the Company’s common stock on December 31, 2015.

ITEM II: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Company, as a “smaller reporting company,” is required to provide a say-on-pay advisory vote under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which added Section 14A to the Securities Exchange Act of 1934. Accordingly, the Company is providing its shareholders with the opportunity to endorse or not endorse the Company’s executive compensation programs and policies through the following “say-on-pay” resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules and regulations of the SEC, including the summary compensation tables and narrative discussion is hereby APPROVED.”

As discussed in the “Executive Compensation” disclosures beginning on page 14, recent legislation and regulations greatly affect the Company’s compensation practices. Working within the confines of these laws, the Company designs its compensation programs to provide that its executives are compensated in a manner consistent with the Company’s strategy, competitive practice, internal equity and fairness and shareholder interests. Executive compensation is based to a significant extent on individual and Company-wide performance. The Company encourages shareholders to closely review the disclosures under “Executive Compensation,” including the “Summary Compensation Table” and the “Outstanding Equity Grants at Fiscal Year-End” table set forth on page 23 of this proxy statement.

The shareholder vote on this resolution is advisory only and will not be binding on the Board, and may not be construed as overruling a decision of the Board, nor create or imply any additional fiduciary duty of the members of the Board. The Corporate Governance Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Approval of this resolution requires that a majority of the votes cast at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the resolution is approved.

We have determined that our shareholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2017 annual meeting of shareholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM III: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

The Audit Committee of the Board has selected Yount, Hyde & Barbour, P.C. (“YHB”), an independent registered public accounting firm, to perform the audit of the Company’s financial statements and its internal controls over financial reporting for the fiscal year ending December 31, 2016. YHB has acted as the Company’s independent registered public accounting firm since the Company’s inception.

Although shareholder approval of this proposal is not required by law, the Audit Committee has determined that requesting that the shareholders ratify the selection of the independent registered public accounting firm is a matter of good corporate practice. If the shareholders do not approve this proposal, the Audit Committee will reconsider the selection of YHB as the Company’s independent registered public accounting firm for 2016. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

A representative of YHB is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm for 2015 and 2014 Fiscal Years

For the fiscal years ended December 31, 2015 and 2014, YHB audited the financial statements included in the Annual Report on Form 10-K; reviewed the Quarterly Reports on Form 10-Q; and provided certain tax compliance services.

The following table presents the aggregate fees billed by YHB for professional services rendered to the Company and the Bank for the fiscal years ended December 31, 2015 and 2014:

	2015	2014

Audit Fees (1)	$74,470	$72,305
Audit Related Fees (2)	-	16,000
Tax Fees (3)	10,100	6,895
Total	$84,570	$95,200

(1)	Audit fees consist of audit and review services and review of documents filed with the SEC.

(2)	Audit-related fees consist of a SysTrust Audit as a separate engagement and consultation related to the SysTrust Audit.

(3)	Tax fees consist of preparation of the Company’s federal income tax return.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of the Audit Committees of the Company and the Bank that the independent registered public accounting firm may provide only those services that have been pre-approved by the Audit Committees. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committees. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committees or a related engagement letter specifically provides for a different period. The Audit Committees will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. All of the professional services listed above were approved in accordance with these policies.

Requests or applications to provide services that require specific approval by the Audit Committees must be submitted to the Audit Committees by both the independent registered public accounting firm and the Company’s chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time in the ordinary course of its business, the Bank issues loans to the Company’s directors and executive officers and their family members and other affiliates. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and do not involve more than the normal risk of collectability or present other unfavorable features.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with the Company’s management and Yount, Hyde & Barbour P.C. the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Audit Committee also discussed with Yount, Hyde & Barbour P.C. the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Yount, Hyde & Barbour P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Yount, Hyde & Barbour P.C. its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Submitted by the Audit Committee

Daniel D. Hamrick (Chairman)

Victor F. Foti

Shirley J. Martin

William R. Rakes

David D. Willis

Danielle H. Yarber

SHAREHOLDER PROPOSALS

Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and the Company’s bylaws. For such proposals to be included in the Company’s proxy materials relating to the Company’s 2017 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than December 20, 2016. The Board urges you to send all proposals of this kind by certified mail, return receipt requested, to the attention of the Corporate Secretary, HomeTown Bankshares Corporation, 202 South Jefferson Street, Roanoke, Virginia 24011.

Per the Company’s bylaws, at the annual meeting of shareholders, no business shall be transacted and no corporate action shall be taken other than standard annual corporate actions, actions stated in the notice of the meeting, and actions which the chairman of the meeting has accepted for action. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons as director candidates at the 2016 annual meeting of shareholders if written notice of such shareholder’s intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than December 20, 2016; provided, however, that if the 2017 annual meeting has been changed by more than 30 days from the date of the 2016 annual meeting of shareholders, such notice shall be required to be given not less than 90 days nor more than 120 days prior to the date set for the 2016 annual meeting.

For more information about the information that must be included in your proposal to be included in the proxy materials or that should accompany your notice of director nomination to have the nomination made at the meeting, please refer to the Company’s bylaws. In addition, the proxy solicited by the Board for the 2017 annual meeting of shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to March 5, 2017 and (ii) any proposal made in accordance with the bylaw provisions, if the 2017 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

OTHER MATTERS

As of the date of this proxy statement, management is not aware of any business to come before the Annual Meeting other than the matters that are described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the Company intends that the proxies solicited by this proxy statement will be voted on those other matters in accordance with the judgment of the persons voting the proxies.

CONTACT HOMETOWN BANKSHARES CORPORATION

Please contact HomeTown Bankshares Corporation through the telephone number, E-mail or mailing address below to make the following requests:

•	if you wish to receive additional copies of these reports;
•	if you need to change or correct your name, address or other information;
•	if you have any questions regarding the receipt of Proxy Materials, voting or the Annual Meeting; and
•	if you need to obtain directions on how to attend the Annual Meeting and vote in person.

Internet	E-mail

www.hometownbank.com	information@hometownbank.com

Telephone	U. S. Mail

(540) 345-6000	202 South Jefferson Street, S.E. Roanoke, Virginia 24011

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HOMETOWN BANKSHARES CORPORATION

202 S. Jefferson Street, P.O. Box 271

Roanoke, Virginia 24002

PROXY SOLICITED BY BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 10, 2016: the Proxy Statement and Annual Report are available at www.hometownbankva.com.

The undersigned hereby appoints Danielle H. Yarber and Barton J. Wilner, or either of them, as proxies, with full power of substitution to vote all shares of common stock, $5.00 par value per share of HomeTown Bankshares Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Company’s 2016 annual meeting of shareholders, to be held in Fitzpatrick Hall of The Jefferson Center, 541 Luck Avenue, S.W., Roanoke, Virginia, on Tuesday, May 10, 2016, at 2:00 p.m., and at any adjournment thereof, as follows:

(1)       To vote FOR election to the Company’s board of directors all nominees listed below as a group, unless you insert the word “NO” in the blank at the end of this paragraph. If you insert the word “NO,” you will cause your shares not to be voted in favor of any of the two nominees. __________.

Class III Directors, to serve until the 2019 annual meeting of shareholders and until their respective successors are elected and have qualified:

Susan K. Still and James M. Turner, Jr.

YOU MAY INSTRUCT THE ABOVE PERSONS NOT TO VOTE FOR ONE OR MORE PARTICULAR INDIVIDUAL NOMINEE(S) BY WRITING THE LAST NAME OF THE NOMINEE(S) IN THE FOLLOWING BLANK                . In that case, your shares will then be voted for those nominees which you have not so named. If you do not mark “NO” in the blank at the end of the paragraph above, and you do not name any nominee(s) in the blank in this paragraph, then your proxy will be deemed to grant authority to vote FOR the election of each of the two nominees.

(2)       Approval of executive compensation on an advisory, non-binding basis.

FOR     AGAINST     ABSTAIN

☐               ☐                   ☐

(3)       Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

FOR     AGAINST     ABSTAIN

☐               ☐                   ☐

(4)       To vote upon such other business as may be properly brought before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF AUTHORITY TO VOTE IS NOT WITHHELD, OR IF NO CHOICE IS SPECIFIED, THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR ALL NOMINEES NAMED ABOVE TO BE ELECTED TO THE BOARD OF DIRECTORS AND FOR ITEMS (2) AND (3).

Please sign your name(s) exactly as shown imprinted hereon. If acting as executor or trustee or otherwise in a fiduciary capacity, please sign as such fiduciary. If shares are held by joint tenants or as community property, both holders should sign.

Date:
	Signature of Shareholder	Signature of Shareholder

To ensure your representation at the 2016 annual meeting of shareholders, please complete, sign and date this proxy and return it in the postage prepaid envelope provided.